AMENDMENT NO. 4

TO

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment"), effective as of December 12, 2011, is entered into by Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the "General Partner"), the general partner of Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Partnership Agreement (defined below).

WHEREAS, Section 13.1(a) of the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of February 2, 2000 and as amended from time to time (the "Partnership Agreement"), provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change in the location of the principal place of business of the Partnership; and

WHEREAS, the Board of Directors of the General Partner has determined to change the location of the principal place of business of the Partnership; and

WHEREAS, the General Partner has filed an amendment to the Partnership's Certificate of Limited Partnership with the Secretary of State of the State of Delaware to reflect a change in the principal place of business of the General Partner.

NOW, THEREFORE, it is hereby agreed as follows:

  Amendment to Section 2.3. Section 2.3 of the Partnership Agreement is hereby amended to replace the location of the principal office of the Partnership and the address of the General Partner with the following:

  Park Place Corporate Center One

  1000 Commerce Drive, 4th Floor

  Pittsburgh, PA 15275-1011

  Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
  Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the state of Delaware, without regard to principles of conflicts of laws.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By: Atlas Pipeline Partners GP, LLC, its general partner

By: /s/ Gerald R. Shrader

Name: Gerald R. Shrader

Title: Chief Legal Officer and Secretary

Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Operating Partnership, L.P.